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                                                                   EXHIBIT 99.1

                            MERCANTILE BANCORP, INC.

                                 Revocable Proxy
                     For a Special Meeting of Shareholders
                                 March 19, 2002

      The undersigned shareholder of Mercantile Bancorp, Inc. ("Mercantile") hereby appoints the Mercantile board of directors with the full power of substitution, as attorneys and proxies, to represent and to vote, upon the matters set forth in the Notice of the Special Meeting, the Proxy Statement-Prospectus, and on their discretion, upon such other matters as may properly come before the Special Meeting, all of the shares of Mercantile common stock held of record by the undersigned on ______________, 2002, at the Special Meeting to be held at 6:00 p.m., Central Time on March 19, 2002, at its corporate headquarters, 8144 Walnut Hill Lane, #180, Dallas, Texas 75231, and at any adjournment thereof. The undesigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting and Proxy Statement-Prospectus.

      This proxy, when properly executed and returned to Mercantile, will be voted on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as directed on this card and in the discretion of the proxies designated by the Mercantile board of directors as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxies will vote in favor of the following proposals.

1. FOR ___ OR AGAINST ___ OR ABSTAIN FROM VOTING ON ____ the authorization, adoption and approval of the Agreement and Plan of Merger dated as of November 29, 2001 between Mercantile and The Colonial BancGroup, Inc.

2. FOR ___ OR AGAINST ___ OR ABSTAIN FROM VOTING ON ____ the approval of the proposal to approve certain proposed payments to Roy J. Salley, Chief Executive Officer or Mercantile and First Mercantile Bank, N. A., to the extent that such payments may constitute "parachute payments" within the meaning of section 280G of the Internal Revenue Code.


PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE FURNISHED.

                                   Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED:  ____________________ 2002

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                                   Signature

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                                   Signature (if held jointly)